Exhibit 10.4

AMENDMENT NO. 2 (this “Amendment”), dated as of November 14, 2013 (the “Amendment Effective Date”), to that Employment Agreement dated March 2, 2009, as amended (the “Agreement”), by and between David J. Pecker (the “Executive”) and American Media, Inc. (successor-in-interest to American Media Operations, Inc.) (the “Company”).

WHEREAS, the Company and the Executive entered into the Agreement; and

WHEREAS, in accordance with Section 11(b) of the Agreement, the Company and the Executive now wish to amend and revise the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereto agree as follows:

1.    Section 1 of the Agreement is hereby deleted and the following substituted therefore:

1.    Term of Employment. Subject to the provisions of Section 7 of this Agreement at all times, Executive shall be employed by the Company for a period commencing on January 30, 2009 (the “Effective Date”) and ending on January 30, 2011 (the “Initial Term”); provided that, after the Initial Term, Executive shall be employed by the Company for a period commencing on January 31, 2011 and ending on March 31, 2015 (the “Extended Term”); and provided further that, after the Extended Term, this Agreement shall be automatically renewed for an unlimited number of one-year periods commencing on April 1 (each an “Extension Date”) and ending on March 31 of the following calendar year (each such one-year period, a “Subsequent Term”), unless the Company or the Executive provides the other party hereto with sixty (60) calendar days’ prior written notice of non-renewal before the beginning of any Subsequent Term. For the avoidance of doubt, the term “Employment Term” shall include the Initial Term, the Extended Term and any Subsequent Term that occurs pursuant to the preceding sentence.

2.    Except as otherwise expressly provided hereunder, all provisions of the Agreement shall remain unchanged and in full force and effect.

3.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

4.    This Amendment may not be altered, modified or amended except by written instrument signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Amendment Effective Date.

AMERICAN MEDIA, INC.

By:	/s/ Christopher Polimeni
Christopher Polimeni
Executive Vice President, Chief Financial Officer and Treasurer

/s/ David J. Pecker
David J. Pecker